UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 3, 2009

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (864) 963-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 3, 2009, KEMET Corporation (the “Company”) entered into an agreement to extend and restructure its EUR 35.0 million short-term credit facility with UniCredit Corporate Banking S.p.A., formerly UniCredit Banca d’Impresa S.p.A. (“UniCredit”), a financial institution headquartered in Italy and part of the Milan-based UniCredit Group.

Under the terms of the extended and restructured credit facility (the “Extended Credit Facility”), the EUR 35.0 million principal amount originally scheduled to mature on April 9, 2009 has been extended for a two year and three month period and will now mature on July 1, 2011.  The Company will repay the principal amount in three installments of EUR 2.0 million each on January 1, 2010, July 1, 2010, and January 1, 2011, and a fourth and final principal payment in the amount of EUR 29.0 million on July 1, 2011. During the term of the Extended Credit Facility, the outstanding principal balance will bear interest at a rate of six-month EURIBOR plus 2.5 percent and will remain unsecured.

The Extended Credit Facility will become effective on the original maturity date of April 9, 2009, and is subject to certain customer notification requirements that are detailed in the September 29, 2008 EUR 60.0 million credit facility agreement between the Company and UniCredit (the “September 29, 2008 Facility”), as well as UniCredit’s receipt of a U.S. legal opinion customary for such transactions.  The Extended Credit Facility also contains a cross-default provision with respect to the September 29, 2008 Facility.

On April 3, 2009, the Company also executed an addendum to the September 29, 2008 Facility with UniCredit (the “Addendum”).  Under the Addendum, the Company is required to provide to UniCredit, by April 9, 2009, evidence that certain notices were provided to European customers whose accounts receivable were pledged as collateral to UniCredit (the “Collateral Notifications”).  The Company is also required to provide to UniCredit, on a monthly basis commencing April 9, 2009, evidence that the Company has provided the Collateral Notifications to certain European customers, with reference to accounts receivable arising under new sales agreements, as well as copies of customer invoices referencing the Collateral Notifications.  Failure to satisfy these notice requirements shall constitute an event of default under the September 29, 2008 Facility.

On April 9, 2009, the Company received written confirmation from UniCredit that all conditions precedent to the Extended Credit Facility had been satisfied.

A copy of the press release announcing the Extended Credit Facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)                           Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 7, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2009

KEMET Corporation

By:	/s/ WILLIAM M. LOWE, JR.
Name:	William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer